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                                  EXHIBIT 99.1

                               IMPORTANT DOCUMENT

            PLEASE MARK YOUR CHOICES, SIGN, DATE AND RETURN PROMPTLY


PROXY                           PRIMETRUST BANK

                         SPECIAL MEETING OF SHAREHOLDERS

                                    o, 2006

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoint(s) Gary L. Scott and Jason K. West, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorize(s) them, and each of them, to represent and to vote, as designated below, all of the shares of Common Stock of PrimeTrust Bank held of record by the undersigned at the close of business on July 14, 2006, at the Special Meeting of Shareholders to be held at the Green Hills Office of PrimeTrust Bank, 2019 Richard Jones Road, Nashville, Tennessee 37215, on August 29, 2006, at 1:00 o'clock p.m. local time, and any adjournment(s) or postponements thereof. The undersigned hereby revokes all proxies previously granted with respect to the shares covered hereby.

               THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. To approve the Agreement and Plan of Reorganization and Share Exchange dated January 19, 2006, among Mid-America Bancshares, Inc., Bank of the South and PrimeTrust Bank ("Share Exchange Agreement"), including the plan of Share Exchange contained in that contract, pursuant to which Mid-America Bancshares, Inc., will exchange 2.0 shares of its common stock for each outstanding share of PrimeTrust Bank common stock and
         2.18140 shares of its common stock for each outstanding share of Bank of the South common stock, and pay cash for fractional shares.

         [ ]      FOR               [ ]      AGAINST           [ ]      ABSTAIN

2. To approve a proposal to adjourn the Special Meeting to a later date or dates in order to permit further solicitation of proxies to gain approval of the Share Exchange Agreement and all charter amendments (the "proposal to adjourn"), in the event that there are not sufficient votes to constitute a quorum or approve the Share Exchange Agreement (including the plan of Share Exchange) and all charter amendments at the time of the PrimeTrust Bank Special Meeting.

         [ ]      FOR               [ ]      AGAINST           [ ]      ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the Special Meeting.

         [ ]      FOR               [ ]      AGAINST           [ ]      ABSTAIN

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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DATED:                     , 2006
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DATED:                     , 2006
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                                                     Signatures of Shareholder(s). Joint owners should
                                                     each sign personally. Executors, administrators,
[ ] IF CHECKED, I PLAN TO ATTEND.                    trustees, etc., should give full title and authority.
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